EXHIBIT 23

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                         CONSENT OF INDEPENDENT AUDITORS




We have issued our reports dated January 21, 1998, accompanying the consolidated financial statements and schedules appearing in the 1997 Annual Report of SFB Bancorp, Inc. and Subsidiary and incorporated by reference in the Form 10-KSB. We consent to the incorporation by reference of the aforementioned reports.





                                    /s/ Crisp Hughes Evans LLP
                                    --------------------------
                                    CRISP HUGHES EVANS LLP


Asheville, North Carolina
March 23, 1998